UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2019

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11075 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On February 26, 2019, Tandem Diabetes Care, Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter and full year ended December 31, 2018, and providing guidance for the year ending December 31, 2019. This press release has been furnished as Exhibit 99.1 to this report and is incorporated herein by this reference.

The information provided under this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 26, 2019, the Company issued a press release announcing a management succession plan involving Kim D. Blickenstaff, President and Chief Executive Officer, John F. Sheridan, Executive Vice President and Chief Operating Officer, Dick P. Allen, Chairman of the Board of Directors (the “Board”) and Fred E. Cohen, M.D. D.Phil., Director.

This press release has been furnished as Exhibit 99.2 to this report and is incorporated herein by this reference.  This press release is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Departure of Director

On February 25, 2019, Dr. Cohen notified the Board of his decision not to stand for re-election at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Dr. Cohen has served on the Board since June 2013 and is currently serving as a Class III director with a term that will end concurrent with the 2019 Annual Meeting. The decision by Dr. Cohen not to stand for re-election did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Lead Independent Director and Certain Officers

On February 25, 2019, the following appointments were approved by the Board, effective March 1, 2019:

•	Mr. Allen will transition to the role of Lead Independent Director. Mr. Allen has served as Chairman of the Board since January 2016 and as a member of the Board since July 2007.

•

Mr. Blickenstaff will transition from the role of President and Chief Executive Officer to a newly-created position of Executive Chairman of the Board and he will continue to be an employee and director of the Company.  Mr. Blickenstaff has served as the Company’s President and Chief Executive Officer and as one of the Company’s directors since September 2007.

•

Mr. Sheridan will succeed Mr. Blickenstaff as President and Chief Executive Officer, and will become the Company’s principal executive officer. In addition, Mr. Sheridan is expected to be nominated to fill Dr. Cohen’s seat on the Board as a Class III director, effective as of the 2019 Annual Meeting.

Mr. Sheridan, age 63, has served as the Company’s Executive Vice President and Chief Operating Officer since April 2013. Prior to joining the Company, Mr. Sheridan served as Chief Operating Officer of Rapiscan Systems, Inc., a provider of security equipment and systems, from March 2012 to February 2013. Mr. Sheridan served as Executive Vice President of Research and Development and Operations for Volcano Corporation, a medical technology company, from November 2004 to March 2010. From May 2002 to May 2004, Mr. Sheridan served as Executive Vice President of Operations at CardioNet, Inc., a medical technology company, now operating as BioTelemetry, Inc. (NASDAQ: BEAT). From March 1998 to May 2002, he served as Vice President of Operations at Digirad Corporation, a medical imaging company. Mr. Sheridan holds a B.S. in Chemistry from the University of West Florida and an M.B.A. from Boston University.

No Arrangements or Understandings

There are no arrangements or understandings pursuant to which Messrs. Allen, Blickenstaff and Sheridan were appointed to their respective positions set forth above.

Family Relationships

Mr. Sheridan and Leigh A. Vosseller, who is currently the Company’s Executive Vice President, Chief Financial Officer and Treasurer, are involved in a personal relationship.  Ms. Vosseller will report directly to Mr. Sheridan in his new position as the Company’s President and Chief Executive Officer. The Board is informed of the relationship and due to the direct reporting arrangement, appropriate actions have been taken to ensure compliance with Company policies and procedures.  Mr. Sheridan and Ms. Vosseller will not be involved in setting compensation or benefits for one another, which will continue to be determined by the Company’s Compensation Committee of the Board (the “Compensation Committee”). In addition, the Company’s Audit Committee of the Board intends to consider whether additional internal disclosure controls and procedures are appropriate in light of the circumstances. Other than the aforementioned, there are no family relationships between Mr. Sheridan and the directors or executive officers of the Company. Similarly, there are no family relationships between each of Messrs. Allen and Blickenstaff and the directors or executive officers of the Company.

No Related Party Transactions

Except as described or referenced herein, none of Messrs. Allen, Blickenstaff or Sheridan have entered into any transactions (i) with the Company, (ii) with any of the Company’s directors or executive officers, (iii) with any security holder who is known to the Company to own of record or beneficially more than five percent (5.0%) of any class of the Company’s voting securities or (iv) with any member of the immediate family of any of the foregoing persons in amounts greater than $120,000, nor are any such transactions contemplated.

Compensatory Arrangements of Lead Independent Director and Certain Officers

2019 Compensation for Lead Independent Director

In Mr. Allen’s role as lead independent director he will be eligible to participate in the director compensation plans and arrangements available to the Company’s other independent directors. His annual cash compensation for serving in this role will be $40,000 and his compensation grants will be the same as those of other independent directors.

2019 Base Salary for Named Executive Officers

On February 25, 2019, the Board approved the fiscal year 2019 base salary for Mr. Blickenstaff for the newly-created position of Executive Chairman of the Board, and for Mr. Sheridan for his appointment to President and Chief Executive Officer.  In addition, on February 25, 2019, the Board approved a merit increase of approximately 3.5% for fiscal year 2019 base salary compensation for each of Brian B. Hansen, the Company’s Executive Vice President and Chief Commercial Officer, and Ms. Vosseller, the Company’s Executive Vice President, Chief Financial Officer and Treasurer. The base salary amounts received for fiscal year 2018 and to be received for fiscal year 2019 by Messrs. Blickenstaff, Sheridan and Hansen and Ms. Vosseller are set forth opposite their names in the table below:

Name	2018 Base Salary	2019 Base Salary(1)
Kim D. Blickenstaff(2)	$1	$500,000
John F. Sheridan(3)	$386,250	$500,000
Brian B. Hansen	$386,250	$400,000
Leigh A. Vosseller(4)	$386,250	$400,000

(1)	Increases effective on February 25, 2019.
(2)

Mr. Blickenstaff took a reduced base salary of $1 for fiscal year 2018 in lieu of his full annual base salary of $583,495, at his request. Instead, pursuant to a separate compensation arrangement, Mr. Blickenstaff was entitled to a cash bonus for fiscal year 2018 of $583,495 subject to the achievement by the Company of certain financial performance objectives. Beginning January 1, 2019 through February 24, 2019, Mr. Blickenstaff’s annual base salary was $583,495.

(3)

Mr. Sheridan held the position of Executive Vice President and Chief Operating Officer for the full fiscal year 2018, and will be promoted to President and Chief Executive Officer effective March 1, 2019.

(4)

Beginning January 1, 2018, Ms. Vosseller’s annual base salary was $345,000. Ms. Vosseller was promoted to Executive Vice President and Chief Financial Officer on June 12, 2018 at which time her salary was increased to $386,250.

2019 Cash Bonus Plan for Executive Officers

On February 25, 2019, the Board approved the adoption of a cash bonus plan that will be utilized to calculate the cash bonuses that may become payable to the Company’s executive officers and other senior management personnel with respect to fiscal year 2019 (the “2019 Cash Bonus Plan”). The 2019 Cash Bonus Plan is designed to align the interests of plan participants with the Company’s business goals and strategies, and to further the objectives of the Company’s executive compensation program. As discussed below, the 2019 Cash Bonus Plan is intended to reward plan participants for their individual contributions to the Company’s achievement of pre-established Company financial performance objectives for fiscal year 2019 and significant product development milestones.

Target Cash Bonus Amount

The target cash bonus amount for each plan participant is set as a percentage of the participant’s base salary as determined by the Board.  The 2019 base salary, target percentage and resulting target cash bonus amount for each named executive officer is set forth in the table below:

Name	2019 Base Salary	Target Percentage	Target Cash Bonus
Kim D. Blickenstaff	$500,000	100%	$500,000
John F. Sheridan	$500,000	100%	$500,000
Brian B. Hansen	$400,000	60%	$240,000
Leigh A. Vosseller	$400,000	60%	$240,000

Company Performance Objectives

Cash bonuses may be earned under the 2019 Cash Bonus Plan based on the achievement by the Company of specified financial performance objectives and product development milestones. The percentage of the target cash bonus for each named executive officer that is subject to the financial performance objectives and product development milestones, respectively, is set forth in the table below:

Targets	Percentage of Target Bonus
Financial Performance Objectives	80%
Product Development Milestones	20%
TOTAL	100%

Bonus payments under the 2019 Cash Bonus Plan, if any, will be made at the discretion of the Board or the Compensation Committee. The financial performance components and product development components of the 2019 Cash Bonus Plan may be earned independent of one another. If the Company does not achieve any portion of any of the financial performance components or the product development components of the 2019 Cash Bonus Plan, no payouts will be made unless the Board or the Compensation Committee, in its sole discretion, determines that there are other factors that merit consideration in the determination of bonus awards, which may be determined on an individual basis.

Company Financial Performance Objectives

The portion of the cash bonuses that relate to the Company financial performance objectives may be earned based on the Company’s actual revenue for fiscal year 2019 as compared to a pre-established 2019 revenue target (the “Revenue Target”), provided that the Company also achieves at least a minimum adjusted Earnings before Interest, Taxes, Depreciation and Amortization (and further excluding non-cash stock based compensation expense and any payment pursuant to the 2019 Cash Bonus Plan) (“EBITDA”) margin percentage (the “Minimum Operating Percentage Target”).  Subject to the foregoing, the Company financial performance objective portion of the cash bonuses may be earned under the 2019 Cash Bonus Plan as follows:

•

A minimum percentage growth rate over the Company’s actual 2018 revenue, which places the Company’s revenue for 2019 at 75% of the Revenue Target (the “Minimum Revenue Target”), must be achieved for any bonus to be earned under the financial performance objectives portion of the 2019 Cash Bonus Plan.

•

If the Company’s actual revenues are between the Minimum Revenue Target and the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately on a straight-line basis from 0% to 100%.  If the Company’s actual revenues exceed the Revenue Target, the goal achievement for the financial performance objectives will be calculated proportionately as a percentage of the Revenue Target.

Potential Incremental Bonus

If the Company’s actual revenues are above 105% of the Revenue Target, and the Minimum Operating Percentage Target is achieved, then the 2019 Cash Bonus Plan has two levels of potential incremental overall goal achievement:

•

If the Company’s actual revenues are above 105% of the Revenue Target and up to 115% of the Revenue Target, the percentage of overall goal achievement with respect to the Company financial performance objectives under the 2019 Cash Bonus Plan will first be calculated as described above, and then the overall goal achievement under the 2019 Cash Bonus Plan will be multiplied by an amount equal to 100% plus one times each percent of revenue achievement above 105% of the Revenue Target and up to 115% of the Revenue Target, and the cash bonus will be calculated based on this modified level of goal achievement; or

•

If the Company’s actual revenues are above 115% of the Revenue Target, the percentage of overall goal achievement with respect to the Company financial performance objectives under the 2019 Cash Bonus Plan will first be calculated as described above, and then the overall goal achievement under the 2019 Cash Bonus Plan will be multiplied by an amount equal to 100% plus two times each percent of revenue achievement above 105% of the Revenue Target, and the cash bonus will be calculated based on this modified level of goal achievement.

Company Product Development Milestones

The portion of the cash bonuses that relates to the Company product development milestones generally requires the Company obtain regulatory clearance and commercially launch certain products under development, or relates to the internal launch of specific customer and business system enhancements.  Subject to the Compensation Committee’s final discretion, an individual product development milestone must be achieved within a required time period for the applicable portion of the 2019 Cash Bonus Plan to be achieved. Overall goal achievement of the Company’s product development milestones will be based on the portion of the product development milestones that the Company actually achieves during fiscal year 2019.

The foregoing summary of the terms of the 2019 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by the terms of the 2019 Cash Bonus Plan, which the Company will file as an exhibit to its Form 10-Q for the fiscal quarter ended March 31, 2019.

Additional Compensatory Arrangements

Option Awards

Earlier this year, Mr. Blickenstaff was granted an option to purchase 210,000 shares of the Company’s common stock (“Common Stock”) under the Company’s 2013 Stock Incentive Plan (the “2013 Plan”). Also, earlier this year, Messrs. Sheridan and Hansen and Ms. Vosseller each were granted an option to purchase 105,000 shares of Common Stock under the 2013 Plan. All such options were granted with an exercise price equal to the closing price of the Common Stock on the grant date, and each stock option award will vest as to 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter, subject to each individual’s continued service with the Company. Each such stock option award is expressly subject to and contingent upon future stockholder approval of an increase to the share reserve under the 2013 Plan prior to December 31, 2019.

In addition, in recognition of his promotion, on February 25, 2019, Mr. Sheridan was granted an additional option to purchase 105,000 shares of Common Stock under the 2013 Plan with an exercise price equal to the closing price of the Common Stock on the grant date. The option will vest as to 25% on the first anniversary of the grant date and in 36 equal monthly installments thereafter, subject to Mr. Sheridan’s continued service with the Company.  This option grant is expressly subject to and contingent upon future stockholder approval of an increase to the share reserve under the 2013 Plan prior to December 31, 2019.

Terms of Severance Agreement

In addition, the Company will amend Mr. Sheridan’s existing Amended and Restated Employment Severance Agreement (the “Employment Severance Agreement”).  Under the amended Employment Severance Agreement, if, on or within three (3) months prior to or twelve (12) months after a “change of control”, Mr. Sheridan’s employment terminates as a result of an “involuntary termination” or a resignation for “good reason” (each as defined in the Employment Severance Agreement), he shall receive the following severance benefits: (i) during the twenty-four (24) month period immediately following the date of the involuntary termination or the resignation for good reason, as applicable, a continuation of the monthly portion of his base salary in effect on the date of termination, as well as his target cash bonus for the year in which the termination occurs, less applicable withholdings and deductions; and (ii) (a) all of Mr. Sheridan’s outstanding unvested equity awards shall vest as of the date of such involuntary termination or resignation for good reason (and he shall have the right to exercise all such equity awards) , (b) all of the Company’s rights to repurchase vested and unvested equity awards from him shall lapse as to that number of shares with respect to which such repurchase rights have yet to lapse and (c) any right of the Company to repurchase any equity awards shall terminate, including under any right of first refusal.  The terms of the amended Employee Severance Agreement will be consistent with Mr. Sheridan’s existing agreement with the exception of the duration of severance.

The foregoing description of the amendment of Mr. Sheridan’s Employee Severance Agreement does not purport to be complete and is qualified in its entirety by an amendment to the Employee Severance Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2019.

2018 Cash Bonus for Named Executive Officers

On February 25, 2019, the Board approved the payout of a cash bonus with respect to the fiscal year ending December 31, 2018 for Messrs. Blickenstaff, Sheridan and Hansen and Ms. Vosseller, pursuant to the previously-disclosed 2018 Cash Bonus Plan and Mr. Blickenstaff’s separate compensation arrangement.

The amounts awarded to Messrs. Blickenstaff, Hansen and Sheridan and Hansen and Ms. Vosseller are set forth opposite their names in the table below:

Name	2018 Cash Bonus
Kim D. Blickenstaff	$583,492
John F. Sheridan	$349,135
Brian B. Hansen	$349,135
Leigh A. Vosseller	$329,935

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Number	Description
99.1	Press release of Tandem Diabetes Care, Inc. relating to fourth quarter and full year 2018 earnings, dated February 26, 2019.
99.2	Press release of Tandem Diabetes Care. Inc. relating to the succession plan for the board of directors and senior management, dated February 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

Date:  February 26, 2019